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                                                                    EXHIBIT 23.2

                                  [KPMG LOGO]

303 Peachtree Street, N.E.                                Telephone 404 222 3000
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                         Independent Auditors' Consent

The Board of Directors
Verso Technologies, Inc.:

We consent to the use of our report dated February 23 2001, except as to note 5 which is as of March 26, 2001, with respect to the consolidated balance sheets of Verso Technologies, Inc. as of December 31, 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, incorporated herein by reference.


/s/ KPMG LLP


Atlanta, Georgia
November 29, 2001